Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838
IDENIX PHARMACEUTICALS REPORTS THIRD QUARTER AND
NINE MONTH FINANCIAL RESULTS
Cambridge, MA — October 30, 2008 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the third quarter and nine months ended September 30, 2008. At September 30, 2008, Idenix’s cash, cash equivalents and marketable securities totaled approximately $60.1 million.
2008 Year-to-Date Business Highlights
▪	Idenix completed its phase I/II study of IDX899, a non-nucleoside reverse transcriptase inhibitor (NNRTI) being developed for the treatment of HIV-1, which demonstrated potent antiviral activity at all doses tested. Patients receiving once-daily IDX899 achieved a mean plasma viral load reduction of approximately 1.8 log10 after seven days of treatment in each of the 800 mg, 400 mg, 200 mg and 100 mg dosing cohorts (n=8 per treatment group). Patients receiving placebo (n=8) had a mean viral load increase of 0.10 log10 over the same treatment period. The safety profile of IDX899 observed during this study was comparable to placebo, with no serious adverse events reported and no pattern of adverse events or laboratory abnormalities observed on treatment. Additionally, no patients who received treatment discontinued the study.

▪	Idenix also continued to advance its HCV discovery and development programs, successfully completing a first-in-man phase I study of IDX184, a nucleotide prodrug candidate, and initiating the IND-enabling preclinical studies for IDX375, a non-nucleoside polymerase inhibitor, and IDX136 and IDX316, macrocyclic protease inhibitor drug candidates.
“As we advance our HCV and HIV discovery and development programs, we remain excited about the opportunities ahead for Idenix,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix.
For the third quarter ended September 30, 2008, Idenix reported total revenues of $2.1 million, compared with total revenues of $10.9 million in the third quarter of 2007. The decrease was primarily due to a decline of $7.4 million in reimbursements of research and development costs from Novartis Pharma AG, Idenix’s collaboration partner. Idenix reported a net loss of $16.9 million, or a loss of $0.30 per basic and diluted share, for the third quarter ended September 30, 2008, compared to a net loss of $30.5 million, or a loss of $0.54 per basic and diluted share for the third quarter ended September 30, 2007.
For the nine months ended September 30, 2008, Idenix reported total revenues of $5.8 million, compared with total revenues of $55.4 million for the nine months ended September 30, 2007. The majority of the decrease was due to $30.4 million in lower reimbursements of research and development costs from Novartis, a decrease of $10.0 million due to lower milestone revenue in 2008 as compared to 2007 and $9.3 million due to lower license fee revenue. The company reported a net loss of $56.3 million, or a loss of $1.00 per basic and diluted share for the nine months ended September 30, 2008, compared with $65.0 million, or a loss of $1.16 per basic and diluted share for the nine months ended September 30, 2007.

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2008 Financial Guidance
Idenix currently expects to end 2008 with approximately $45 to $50 million of cash, cash equivalents and marketable securities, assuming no milestone payments, license fees, reimbursement for development programs, and assuming no financing activities during the remainder of 2008.
Conference Call and Webcast Information
Idenix will hold a conference call today at 4:30 p.m. ET. To access the call please dial (800) 471-3635 U.S./Canada or (706) 758-9475 International and enter passcode 69258196. To listen to a live webcast of the call, go to “Calendar of Events” in the Idenix Investor Center at www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection. A replay of the conference call and webcast will be available until November 13, 2008. To access the replay, please dial (800) 642-1687 U.S./Canada or (706) 645-9291 International and enter the passcode 69258196.
About Idenix

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis C virus and HIV. For further information about Idenix, please refer to www.idenix.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “plans,” “anticipates,” “will,” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in HIV or hepatitis C, or any potential pipeline candidates and expectations with respect to additional milestone payments, future royalty payments and cash balances at the end of 2008. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that historical sales of Tyzeka®/Sebivo® (telbivudine) will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Collaboration revenue — related party	$2,089	$9,153	$5,568	$52,178
Other revenue	56	1,735	212	3,248

Total revenues	2,145	10,888	5,780	55,426
Operating expenses (1):
Cost of sales	456	277	1,266	514
Research and development	12,933	18,421	41,938	65,545
Selling, general and administrative	6,457	18,393	21,428	54,070
Restructuring and impairment charges	—	6,439	297	6,439

Total operating expenses	19,846	43,530	64,929	126,568

Loss from operations	(17,701)	(32,642)	(59,149)	(71,142)
Investment income and other income, net	137	1,718	1,562	5,498

Loss before income taxes	(17,564)	(30,924)	(57,587)	(65,644)
Income tax benefit	673	375	1,330	624

Net loss	$(16,891)	$(30,549)	$(56,257)	$(65,020)

Basic and diluted net loss per share:	$(0.30)	$(0.54)	$(1.00)	$(1.16)

Shares used in calculation of basic and diluted net loss per share:	56,454	56,189	56,363	56,162

(1)	Stock-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$439	$553	$1,565	$2,444

Selling, general and administrative	851	1,326	2,607	3,859

Restructuring and impairment charges	—	968	—	968

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$45,695	$48,260
Marketable securities	6,935	39,862
Receivables from related party	984	11,196
Other current assets	3,218	4,401

Total current assets	56,832	103,719
Intangible asset, net	12,677	13,548
Property and equipment, net	14,054	15,460
Marketable securities, non-current	7,461	23,882
Other assets	4,337	3,931

Total assets	$95,361	$160,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$12,165	$21,809
Deferred revenue, related party	5,764	8,372
Other current liabilities	667	553

Total current liabilities	18,596	30,734
Long-term obligations	17,538	19,107
Deferred revenue, related party, net of current portion	36,028	41,861

Total liabilities	72,162	91,702
Stockholders’ equity	23,199	68,838

Total liabilities and stockholders’ equity	$95,361	$160,540

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